                                                                                  EXHIBIT 99.2

Broadpoint Securities Group Completes Merger of Two Principal Broker-Dealers

NEW YORK, New York, October 16, 2008—Broadpoint Securities Group, Inc. (NASDAQ:BPSG) today announced that it has completed the merger of two of its principal broker-dealer subsidiaries, Broadpoint Capital, Inc. and Broadpoint Securities, Inc.  The two firms were merged into a single broker-dealer under the name Broadpoint Capital, Inc.  The Company believes that the merger will increase efficiencies by enhancing the integration of services and processes across the firm’s business lines.

About the Company

Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that serves the institutional investor and corporate middle market by providing clients with strategic, research-based investment opportunities, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets division of Broadpoint Capital, Inc., its new Equity Capital Markets Division, American Technology Research, Inc., its mortgage-backed security/asset-backed security trading subsidiary, Broadpoint Securities, Inc. and FA Technology Ventures Inc., its venture capital subsidiary.

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

CONTACT: Broadpoint Securities Group, Inc.
Robert Turner, 212-273-7109
Chief Financial Officer

SOURCE: Broadpoint Securities Group, Inc.